Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-197952, No. 333-182670 and No. 333-218747) of LendingTree, Inc. of our report dated October 2, 2018, except for the reclassification described in Note 2 as to which the date is January 10, 2019, relating to the consolidated financial statements of QuoteWizard.com and Subsidiary, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Seattle, Washington
January 10, 2019